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                             AM COMMUNICATIONS, INC.

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of July 1, 2002, by and between AM Broadband Services, Inc., a Delaware corporation ("Company") and Steven L.M. Nickel, an individual residing at 6248 NW 43rd Street, Coral Springs, Florida 33067 ("Employee").

         WHEREAS, the Employee has substantial experience in the field of network design, construction and engineering services for cable, data and broadband systems; and

         WHEREAS, the Company is in the business of network design, construction and engineering services for cable, data and broadband systems; and

         WHEREAS, the Company desires to employ the Employee and the Employee desires to be employed by the Company, in the capacity and upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and obligations contained herein, and intending to be legally bound, the parties, agreed as follows:

         1. Employment and Term. From the date hereof through the term of this Agreement the Employee shall be employed in the position of Vice President - Development of AM Communications, Inc. The Company is a wholly-owned subsidiary of AM Communications, Inc. ("AM"). The initial term of employment under this Agreement shall commence as of July 1, 2002, and expire on June 30, 2005; provided, however, that this Agreement shall automatically renew on July 1, 2005, and on July 1 of each succeeding year for renewal terms of one year each unless either Employee or the Company gives contrary written notice to the other party hereto not less than sixty (60) days before the scheduled expiration of the Term of this Agreement. The initial term and the renewal terms are collectively referred to herein as the "Term" of this Agreement.

         2. Duties. The Employee shall devote substantially all of his working time and his best efforts to the Company and his position, which shall include such duties as AM's CEO or the General Manager of the Company may from time to time reasonably direct that are reasonably consistent with the Employee's education, experience and background. During the Term of this Agreement, Employee shall report directly to the General Manager of the Company and there shall be no material increase or decrease in the duties and responsibilities of the Employee other than as provided herein, unless the parties otherwise agree in writing.

         3. Other Business Activities. The Employee may engage, directly or indirectly, during the Term, in other business activities or pursuits; provided, however, that such activities shall not, other than in an incidental manner, interfere with or detract from the performance of Employee's responsibilities and obligations pursuant to this Agreement and shall not be related to the Business of the Company in a manner that violates the provisions of Section 10 of this Agreement.

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         4. Compensation.

         (a) Salary. The Company shall pay to the Employee during the Term of this Agreement a base salary at an annual rate of One Hundred Fifty Thousand Dollars ($150,000) with such subsequent increases in salary during the Term of this Agreement as may be authorized by the Compensation and Stock Option Committee of the Board. In determining salary increases, the Compensation and Stock Option Committee may compensate the Employee for increases in the cost of living and may also provide for performance or merit increases. Participation in deferred compensation, bonus, discretionary bonus, retirement and other employee benefit plans in the fringe benefits shall not reduce the salary payable to the Employee under this Section 4(a).

         (b) Commissions. At the end of each fiscal year during the initial Term, Employee shall be paid a commission equal to 2.5% of the gross revenue of AM's Broadband Products Division attributable to sales of AM's Omni2000 line of products to AT&T Broadband that have been arranged or facilitated by Employee. Prior to the completion of any such sale, the General Manager of AM's Broadband Products Division will verify that Employee is eligible for a commission on such sale. The commission shall be paid within ninety (90) days following the end of the Company's fiscal year in which the commission is earned

         (c) Retention Bonus. The Employee shall receive a retention bonus in the amount of $250,000 payable in two installments. The first installment of $125,000.00 shall be paid on September 30, 2002, and the second installment of $125,000.00 shall be paid on March 31, 2003. If Employee's employment with the Company is terminated for any reason before the expiration of the initial Term, Employee shall be responsible for the reimbursement to the Company of that portion of the Retention Bonus that is proportionate to the remainder of the initial Term at the time that Employee's employment is terminated. Employee's reimbursement obligation shall be reflected in a promissory note substantially similar to the one attached hereto as Exhibit A.

         (d) Stock Option Awards. As of the effective date of this Agreement the Employee shall be awarded 500,000 stock options. All stock options shall be for shares of AM and be issued from an authorized stock option plan of AM, at an exercise price which shall equal the fair market value of AM's stock as of the date of issuance, which shall be determined in accordance with the provisions of the stock option plan under which the options are issued. For purposes of this paragraph 4(d) "fair market value of the AM's stock as of the date of issuance" shall mean the average of closing bid price and ask price as quoted on the OTC Bulletin Board of the NASD, Inc. on such date.

         (e) Vehicle Allowance. During the Term, the Company shall provide Employee with a vehicle allowance of $650 per month.



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         5. Other Benefits and Perquisites; Business Expenses.

         (a) Other Benefits and Perquisites. The Employee shall be entitled to participate in any plan of the Company relating to stock options, pension, profit sharing, group life insurance, medical or dental coverage, education or other retirement or employee benefit plans or arrangements that the Company has adopted or may adopt for the benefit of its employees or executive officers. The Employee shall also be entitled to participate in, or enjoy the benefit of, any other fringe benefits or prerequisites that are now or may be or become applicable to the Company's executive employees.

         (b) Business Expenses. During the term of the Employee's employment by the Company, the Company shall promptly reimburse the Employee for all reasonable and customary expenses incurred by the Employee in performing services for the Company, including all expenses of travel, food and lodging expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the reimbursement policies and procedures established by the Company.

         6. Voluntary Absences; Vacations. The Employee shall be entitled, without loss of pay, to be absent voluntarily for reasonable periods of time from the performance of the duties and responsibilities under this Agreement. All such voluntary absences shall count as paid vacation time, unless the Board otherwise approves. The Employee shall be entitled to an annual paid vacation equal to that accorded to other executive employees of the Company, or such longer period as the Board may approve. The timing of paid vacations shall be scheduled in a reasonable manner by the Employee.

         7. Termination of Employment. The Employee's employment may be terminated without any breach of this Agreement only under the following circumstances:

         (a) Death. The Employee's employment shall terminate upon his death.

         (b) Disability. The Company may terminate the Employee's employment because of disability. For this purpose, "Disability" shall mean the inability of the Employee to perform his duties under this Agreement because of physical or mental illness or incapacity for a continuous period of one hundred twenty
(120) days, or more that one hundred twenty (120) days in the aggregate during any 365-day period, during which the Employee shall have been absent from his duties under this Agreement on a substantially full-time basis.

         (c) Cause. The Company may terminate the Employee's employment for Cause. For purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment only in the event of (1) the failure by the Employee to substantially perform his duties hereunder (other than any such failure resulting from the Employee's inability to perform such duties as a result of physical or mental illness or incapacity) or any such actual or anticipated failure after the delivery of a Notice of Termination, as defined in
Section 7(e) after delivery to the Employee of a written demand for substantial performance that specifically identifies the manner in which the Company believes that the Employee has not substantially performed his duties and a reasonable opportunity to cure; (2) misconduct by the Employee that causes substantial and material injury to the business and operations of the Company, the continuation of which, in the reasonable judgment of the Board, will continue to substantially and materially injure the business and operations of the Company in the future; (3) habitual intoxication or drug addiction; or (4) conviction of the Employee of a felony. The Employee shall not be deemed to have been terminated for Cause unless the Employee shall have been provided with (i) a reasonable notice setting forth the reasons that the Company believes constitute Cause for the termination of his employment; and (ii) a Notice of Termination as defined in Section 7(e), from the Company finding that, in the reasonable good faith opinion of the CEO or such other executive officer designated by the Company, Cause for the termination exists and specifying the particulars thereof in reasonable detail.


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         (d) Termination by the Employee. The Employee may terminate his employment at any time without cause by giving sixty (60) days prior written notice to the Company. The Employee may terminate his employment for cause only in the event of a material default by Company under the provisions of this Agreement and the failure of Company to cure such default within a reasonable period of time after Company has received written notice of such asserted default.

         (e) Notice of Termination. Any termination of the Employee's employment by the Company or by the Employee (other than termination pursuant to Section 7(a) or 7(b) hereof) shall be communicated to the other party by a written Notice of Termination. Any Notice of Termination given by a party shall specify the particular termination provision of this Agreement relied upon by such party and shall set forth in reasonable detail the facts and circumstances relied upon as providing a basis for the termination under the provision so specified.

         (f) Termination Date. The Termination Date shall mean (1) if the Employee's employment is terminated by his death, the date of his death; (2) if the Employee's employment is terminated pursuant to Section 7(b) hereof, the date specified in the Notice of Termination, which shall be after the expiration of the 120-day period specified in that subsection; (3) if the Employee's employment is terminated by the Company for Cause, the date specified in the Notice of Termination; (4) if terminated by Employee under Section 7(d), sixty
(60) days following the date on which the Notice of Termination is given; or (5) if the Employee's employment is terminated for any other reason, thirty (30) days following the date on which the Notice of Termination is given.

         8.       Compensation Upon Termination of Employment.

         (a) Termination because of Death, for Cause or by Employee. If the Employee's employment is terminated because of his death, by the Company for Cause or by the Employee, the Company shall pay the Employee his salary and provide the applicable benefits through the Termination Date and the Company shall have no further obligation to the Employee hereunder.

         (b) Termination because of Disability. If the Employee's employment is terminated by the Company because of Disability under Section 7(b) hereof, the Company shall pay the Employee his salary and provide the applicable benefits through the Termination Date and the Company shall have no further obligation to the Employee hereunder.


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         (c) Termination without Cause. If (i) in breach of this Agreement, the
Company shall terminate the Employee's employment other than (A) for Cause or
(B) because of Disability; or (ii) if this Agreement is terminated by the Employee for cause as set forth in Section 7(d); then:

              (1) The Company shall pay the Employee his salary through the Termination Date and all other unpaid and pro rata amounts to which the Employee is entitled as of the Termination Date under any compensation plan or program of the Company, including, without limitation, any incentive bonus payable under an incentive bonus plan for executive officers adopted by the Company or any other discretionary bonus approved by the Board, and all accrued vacation time;

              (2) The Company shall make severance payments to the Employee in lieu of any further salary payments hereunder for periods after the Termination Date equal to the Employee's then current salary and payable in installments in accordance with the Company's normal payroll practice for a period which is the lesser of: (i) twelve (12) months after the Termination Date, or (ii) the remaining Term of the Agreement;

              (3) In addition to the severance payments to the Employee, the following shall apply: (A) the Employee shall continue to participate in, and accrue benefits under, all retirement, pension, profit sharing and other deferred compensation plans of the Company for a period which is the lesser of:
(i) twelve (12) months after the Termination Date, or (ii) the remaining Term of the Agreement, as if the termination of employment of the Employee had not occurred (with the Employee being deemed to receive for the purposes of such plans the Employee's then current salary (at the time of his termination) under
Section 2(a) and (b) of this Agreement), except to the extent that such continued participation and accrual is expressly prohibited by law, or to the extent such plan constitutes a "qualified plan" under Section 401 of the Internal Revenue Code of 1986, as amended ("Code"), by the terms of the plan, in which case the Company shall provide the Employee a substantially equivalent, unfunded, non-qualified benefit; (B) the Employee shall be entitled to continue to receive all other employee benefits and then existing fringe benefits referred to in Section 4(a) and (b) hereof for a period which is the lesser of:
(i) twelve (12) months after the Termination Date, or (ii) the remaining Term of the Agreement as if the termination of employment had not occurred; and (C) all insurance or other provisions for indemnification, defense or hold-harmless of officers or directors of the Company that are in effect on the date the Notice of Termination is sent to the Employee shall continue for the benefit of the Employee with respect to all of his acts and omissions while an officer or director as fully and completely as if such termination had not occurred, and until the final expiration or running of all periods of limitation against action which may be applicable to such acts or omissions; and

              (4) The liquidated amount and other benefits provided for in this
Section 8(c) shall not be reduced by any compensation or benefits that the Employee may receive for other employment with another employer or through self-employment after termination of employment with the Company.

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         (d) Cost of Enforcement. In the event the Employment of the Employee is terminated by the Company because of Disability or without Cause, and the Company fails to make timely payment of the amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorney's fees, incurred by the Employee in taking action to collect such amounts or otherwise to enforce this Agreement. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

         9. Confidentiality. In consideration of the willingness of the Company to employ the Employee and the compensation to be paid and benefits to be received therefor, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Employee agrees as follows:

         (a) The Company Owns All of the Employee's Work. All improvements, discoveries, inventions, designs, documents, licenses and patents, or other data devised, conceived, made, developed, obtained, filed, perfected, acquired, or first reduced to practice, in whole or in part, or in the regular cause of employment by the Employee during the term of this Agreement, and related in any way to the Business, including development and research, of the Company or any subsidiary or affiliate engaged in business substantially similar to that of the Company shall be promptly disclosed to the Company. The Employee hereby assigns and transfers to the Company all his right, interest and title thereto, and such improvements, discoveries, inventions, designs, documents, licenses and patents, or other data shall become the property of the Company. During the term of this Agreement and at any time thereafter, upon request of the Company, the Employee will join and render assistance in any proceedings and execute any papers necessary to file and prosecute applications for, and to acquire, maintain and enforce, letters patent, trademarks, registrations and/or copyrights, both domestic and foreign, with respect to such improvements, discoveries, inventions, designs, documents, licenses and patent, or other data as required for vesting and maintaining title to same in the Company.

         (b) Non-Disclosure of Confidential Information. The Employee agrees and acknowledges that the term "Confidential and Proprietary Information" shall mean any and all information not in the public domain, in any form, emanating from or relating to the Company and its subsidiaries and affiliates, including, but not limited to, trade secrets, technical information, costs, designs, drawings, processes, systems, methods of operation and procedures, formulae, test data, know-how, improvements, price lists, financial data, code books, invoices and other financial statements, computer programs, discs and printouts, sketches, and plans (engineering, architectural or otherwise), customer lists, telephone numbers, names, addresses, information about equipment and processes (including specifications and operating manuals), or any other complication of information written or unwritten that is used in the business of the Company or any subsidiary or affiliate that gives the Company or any subsidiary or affiliate any opportunity to obtain an advantage over competitors of the Company who do not know or use such information. The Employee agrees and acknowledges that all Confidential and Proprietary Information, in any form, and all copies and extracts thereof, is and are and shall remain the sole and exclusive property of the Company and, upon termination of his employment with the Company, the Employee hereby agrees to return to the Company the originals an all copies of any Confidential and Proprietary Information provided to or acquired by the Employee during the period of his employment. Except as ordered by a court of competent jurisdiction, the Employee expressly agrees never to utilize or disclose to any person (except to other Company employees, and then only on a "need to know" basis) or entity any Confidential and Proprietary Information either during the term of this Agreement or at any time after termination of his employment, except with the express written authorization and consent of the Company.

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         (c) Customer's Information. The Employee understands and acknowledges that each customer of the Company or its subsidiaries or affiliates will disclose information that will be within the Company's control in connection with the Company's furnishing of services to its customer. The Employee covenants and agrees to hold such information in the strictest confidence and shall treat such information in the same manner and be obligated by the provisions of this Agreement as if such information were Confidential and Proprietary Information, as defined in Section 9(b) hereof.

         10. Covenant Not to Compete; Non-solicitation. In consideration of Employee's compensation and benefits to be received hereunder, any for other good and valuable consideration from Company, the receipt and adequacy of which is hereby acknowledged, the Employee agrees as follows:

         (a) Non-Compete. The During the term of employment and for a period of eighteen (18) months after the termination of the Employee's employment by the Company, the Employee shall not directly or indirectly own, manage, operate, control or be employed by or participate in the ownership, management, operation or control of any business in the United States which performs services for, or seeks to perform services for any Customer Project (as defined in Paragraph 10(b). The Employee shall not, during the term of this Agreement, have any other paid employment other than with a subsidiary of the Company, except with the prior approval of the Board. The Employee may hold not more than five percent (5%) of the outstanding securities of any class of any publicly-traded securities of a company that is engaged in activities referenced in this Section 10.

         (b) Non-Solicitation. For a period of eighteen (18) months after the termination of the Employee's employment by the Company, the Employee will not solicit or service, directly or indirectly, business on Employee's own behalf, or on behalf of any person or legal entity with whom Employee may be associated as employee, partner, associate, principal, agent or in any other capacity, from any Customer Project, whether or not Employee had significant dealings with that Customer Project. This paragraph prohibits solicitation of, and sales to, Customer Projects of any and all products or services that would compete with those normally provided by the Company at the time Employee leaves the Company. Any dealings in products or services that are not competitive with those normally provided by the Company are not prohibited by this paragraph. Employee will not solicit or seek to influence, directly or indirectly, any employee, contractor, or agent of the Company to terminate his relationship with the Company. For purposes of this Section 10, "Customer Project" shall mean any project which: (I) the Company has an existing contract to perform services under at the time of the termination of this Agreement; (ii) the Company has bid to obtain a contract for in the 12 months preceding the termination of this Agreement, or (iii) the Company had formed an intention to submit a bid to perform services for any time prior to the termination of this Agreement and which the Company actually submits a bid for within the 120 day period following termination of this Agreement. Following termination of this Agreement, if Employee, or a person or an entity that directly or indirectly employs Employee enters into a contract for a Customer Project to provide products or services that would compete with those normally provided by Company, it will be deemed prima facie evidence of a violation of this paragraph 10(b).


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         (c) Enforcement. In the event the Company seeks enforcement in the courts of any of the covenants contained in this Section 10, the term of the provisions of Paragraphs 10(a) and 10(b) shall continue in effect, and the eighteen (18) month period of post-employment restrictions referred to above as to the specific covenants violated by Employee shall be extended by a period of time equal to that period beginning when any violation of the provisions of this
Section 10 began and ending when the activities constituting such violation shall have finally terminated in good faith, or when there has been a final adjudication by the trial court as to the enforcement of the covenants, whichever is earlier.

         11. Indemnity. Employee agrees to hold harmless, defend and indemnify the Company, any and all of its subsidiaries, affiliates, and their respective officers, shareholders and directors, from and against any and all demands, claims, actions or causes of action by any governmental body or any other third party, and any and all losses, damages, settlements, awards, judgments and defense costs and expenses, including attorney's fees, brought against the Company or any of its subsidiaries, affiliates, or their respective officers, shareholders and directors as a result of:

         (a) Employee's failure to file correct and accurate personal federal and state tax returns and/or the nonpayment or incorrect payment of the appropriate amount of taxes, or other governmental assessments; or

         (b) Employee's actual or alleged breach of any agreement between the Employee, or an entity formerly or presently owned or controlled by Employee, and any third party, including, but not limited to, any former employer of Employee.


         12. Amendments or Additions; Action by Board. No amendments or additions to the Agreement shall be binding unless in writing and signed by all parties thereto. The prior approval by a majority affirmative vote of the full Board shall be required in order for the Company to authorize any amendments or additions to this Agreement, to give any consents or waivers of provisions of this Agreement, or to take any other action under this agreement including any Notice of Termination.

         13.      Litigation; Arbitration.

         (a) Consent to Suit. Subject to the provisions of Section 13(b), any legal proceeding arising out of or relating to this Agreement shall be instituted in a state or federal court of general jurisdiction located in the Commonwealth of Pennsylvania, and the Employee hereby consents to the personal and exclusive jurisdiction of such court and hereby waives any objection that the Employee may have to the laying of venue of any such proceeding and any claim or defense of inconvenient forum. If an action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to recover, in addition to any other relief, reasonable attorney's fees, costs and disbursements. In the event the Company institutes litigation in connection with the enforcement of the terms and provisions of this Agreement, and in the event that the Company obtains a preliminary or permanent injunction or a judgment for damages, the Company, in addition to any other sums or equitable relief to which it may be entitled, shall be entitled to an award against the Employee in an amount equal to all fees and costs incurred by the Company in connection with such litigation, including without limitation all court costs, costs of investigation and reasonable attorneys' fees incurred in connection with the litigation


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         (b) Arbitration. Subject to the last sentence of this Section 13(b), if any dispute arises over the terms of this Agreement between the parties to this Agreement, either Employee or the Company may submit the dispute to binding arbitration within thirty (30) days after such dispute arises, to be governed by the evidentiary and procedural rules of the American Arbitration Association (Commercial Arbitration). Employee and Company shall mutually select one (1) arbitrator within ten (10) days after a dispute is submitted to arbitration. In the event that the parties do not agree on the identity of the arbitrator within such period, the arbitrator shall be selected by the American Arbitration Association. The arbitrator shall hold a hearing on the dispute in Philadelphia, Pennsylvania within thirty (30) days after having been selected and shall issue a written opinion within fifteen (15) days after the hearing. The arbitrator shall also decide on the allocation of the costs of the arbitration to the respective parties, but Employee and Company shall each be responsible for paying the fees of their own legal counsel, if legal counsel is obtained. Either Employee or Company, or both parties, may file and seek enforcement of the decision of the arbitrator as a final, binding and unappealable judgment in a court of appropriate jurisdiction. Notwithstanding the foregoing provisions of this Section 13(b) to the contrary, matters in which an equitable remedy or injunctive relief is sought by a party shall not be required to be submitted to arbitration, if the party seeking such remedy or relief objects thereto, but shall instead be subject to the provisions of Section 13 (a) above.

         14. Miscellaneous.

         (a) Notices. Any notice required or permitted hereunder shall be given in writing and shall be personally delivered or mailed by first class registered or certified mail, postage prepaid, return-receipt-requested, sent by express delivery with a nationally-recognized courier service, or transmitted by facsimile, telegram or telex, addressed to the Company or the Employee at the address set forth below or at such other addresses as such party may designate by five business day advance written notice to the other party.

              Each notice or communication that shall have been transmitted in the manner described above, or that shall have been delivered to a telegraph company, shall be deemed sufficiently given, served, sent or received for purposes at such time as it is sent to the addressee (with the return receipt, delivery receipt or (with respect to a telex) the answer back being deemed conclusive, but not exclusive, evidence of such sending) or at such time as delivery is refused by the addressee upon presentation. Notices shall be sent to the following:

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                 (i)       if to the Company, to:

                           AM Communications, Inc.
                           1900 AM Drive
                           Quakertown, Pennsylvania 18951
                           Telecopier: (215) 538-8779

                 (ii)      if to the Employee, to:

                           Steven L.M. Nickel
                           6248 NW 43rd Street
                           Coral Springs, Florida 33067
                           Telecopier:  ____________________

         (b) Severability. Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Agreement and any law, statute, ordinance, order or regulation, the latter shall prevail, but in such event any necessary action will be taken to bring it within applicable legal requirements. If any provision of this Agreement should be held invalid or unenforceable, the remaining provisions shall be unaffected by such a holding.

(c) Complete Agreement. This Agreement contains the entire Agreement and understanding between the parties relating to the subject matter hereof, and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, relating to the subject matter hereof.

         (d) Successors or Assigns. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by way of reorganization, merger or consolidation and any assignee of all or substantially all of its business assets, but except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or the Employee. However, in the event of the death of the Employee all rights to receive payments hereunder shall become rights of the Employee's estate.

         (e) Section Headings. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

         (f) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

         (g) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

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         (h) Waiver. The waiver of the breach of any term or provision of this
Agreement shall not operate as or be construed to be a waiver of any other or subsequent breach of this Agreement.

         (i) Set-Off Rights. Notwithstanding anything to the contrary contained herein or in any document executed and delivered by the Company, Nex-Link Acquisition Corp., a Delaware corporation ("Sub"), and/or AM Communications, Inc., a Delaware corporation ("Parent") in connection with that certain Agreement and Plan of Merger ("Agreement of Merger") dated June 3, 2002 by and between the Company, Sub, Nex-Link Communication Project Services, LLC, a Florida limited liability company ("NLCPS"), and all the members of NLCPS, the Company, Sub and/or the Parent shall have the right and each is hereby authorized, to the fullest extent permitted by law, at any time, and from time to time, to set-off and apply any and all amounts owed by the Employee to the Company, Sub and/or the Parent hereunder or under the Agreement of Merger, or under any other document executed and delivered by the Employee under the Agreement of Merger against any obligation of the Company, Sub and/or the Parent to the Employee hereunder or under the Agreement of Merger, or under any document executed and delivered by the Company, Sub and/or the Parent under the Agreement of Merger. The Company agrees promptly to notify the Employee after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Company, Sub and/or the Parent under this provision are in addition to other rights and remedies (including without limitation other rights of set-off) which the Company, Sub and/or the Parent may have.

         15. Employee Acknowledgement. EMPLOYEE REPRESENTS THAT HE HAS HAD AMPLE OPPORTUNITY TO REVIEW THIS AGREEMENT AND TO CONSULT WITH LEGAL COUNSEL AND A TAX ADVISOR IN REGARD TO THIS AGREEMENT AND THAT HE HAS READ AND UNDERSTANDS THIS AGREEMENT. EMPLOYEE ACKNOWLEDGES THAT HE UNDERSTANDS THAT IT CONTAINS IMPORTANT CONDITIONS OF THE EMPLOYMENT AND THAT IT EXPLAINS POSSIBLE CONSEQUENCES, BOTH FINANCIAL AND LEGAL, IF EMPLOYEE BREACHES THE AGREEMENT. EMPLOYEE IS FULLY AWARE OF THE LEGAL EFFECT OF THIS AGREEMENT AND HAS ENTERED INTO IT FREELY AND VOLUNTARILY AND BASED ON HIS OWN JUDGMENT AND NOT ON ANY REPRESENTATIONS OR PROMISES OTHER THAN THOSE CONTAINED IN THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.


AM BROADBAND SERVICES, INC.                 EMPLOYEE



By:                                         By:
     --------------------------------          -------------------------------
     C. Scott Hisey                            Steven L.M. Nickel
     Vice President & General Manager


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

                                     JOINDER

         AM Communications, Inc. hereby joins in the execution of this Agreement specifically to agree with the provisions of Section 4(d).


                                            AM COMMUNICATIONS, INC.


                                            By:
                                                --------------------------------
                                                C. Scott Hisey
                                                Vice President & General Manager












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




                                    Exhibit A

                                 PROMISSORY NOTE


US $250,000.00                                                      July 1, 2002

         FOR VALUE RECEIVED, the undersigned, Steven L.M. Nickel, an individual residing at 6248 NW 43rd Street, Coral Springs, Florida 33067 (the "Maker"), promises to pay to AM Broadband Services, Inc., a Delaware corporation (the "Payee"), at such place as the Payee may later designate in writing, in lawful money of the United States, the principal sum of Two Hundred Fifty Thousand United States dollars ($250,000.00) and to pay interest from the date hereof on such principal amount as is from time to time outstanding, in accordance with the terms set forth herein.

                  This Note is being executed and delivered pursuant to Section 4(c) of the Employment Agreement between Maker and the Payee dated July 1, 2002 (the "Agreement.

                  1. Principal. The principal balance of this Note shall become due and payable in three equal, annual installments of thirty-three percent (33%) each with payment of each installment to be made on July 1 of each year, commencing July 1, 2003 (each installment date individually referred to as an "Anniversary Date")

                  2. Interest. Interest shall accrue on the unpaid principal balance of this Note at the minimum per annum rate in effect on the date of this Note that is required to avoid the imputation of compensation income to Maker under sections 7872 and 1274(d) of the Internal Revenue Code of 1986, as amended. Interest shall be paid annually and at maturity if not forgiven as provided herein.

                  3. Application of Payment. Each payment hereunder shall be made in lawful tender of the United States and shall be applied first to any accrued but unpaid interest on this Note and the balance to the unpaid principal. Prepayment of the principal balance of this Note, together with any accrued and unpaid interest, may be made in whole or in part at any time without penalty.

                  4. Employment Requirement. The benefit of the forgiveness of principal and interest as provided for in Section 5 of this Note while Maker remains in the employment of the Payee is not transferable by Maker and is conditioned upon the future performance of substantial services by Maker. For purposes of this Note, Maker shall be considered to remain in the employment of the Payee for so long as Maker renders services as a full-time employee of the Payee and is not in breach of the Employment Agreement.

                  5. Loan Forgiveness. Notwithstanding any other provision of this Note the principal balance and accrued but unpaid interest on this Note shall be subject to forgiveness as follows: as long as Maker continues in employment with the Payee, the principal balance and accrued but unpaid interest on this Note shall be forgiven proportionate to the percentage of Term of the Agreement that has been completed (as measured on a daily basis). Provided the Maker remains employed continuously by the Payee until June 30, 2005, the entire principal amount and accrued interest shall be forgiven on such date. In addition, the entire outstanding principal balance and all accrued but unpaid interest on this Note shall be forgiven upon termination of Maker's employment with the Payee before the end of the term of the Note: (y) by reason of his death or disability (as provided in Section 7(a) or Section 7(b) of the Employment Agreement) or (z) termination of Maker's employment by the Payee without Cause.

                   6. Events of Acceleration, Following the Maker's cessation of employment with the Payee for a reason that does not require forgiveness pursuant to Section 5 hereof, the entire unpaid principal sum of this Note shall become immediately due and payable upon one or both of the following events:

                           (a) The failure of Maker to pay any installment of
principal and accrued interest when due and the continuation of such default for thirty (30) days; or

                           (ii) The insolvency of Maker, the commission of any
act of bankruptcy by Maker, the execution by Maker of a general assignment for the benefit of creditors, the filing by or against Maker of any petition and in bankruptcy or any petition for relief under the provisions of the Federal Bankruptcy Act or any other state or fedora] law for the relief of debtors and the continuation of such petition without dismissal for a period of (30) days or more, the appointment of a receiver or trustee to take possession of any property or assets of Maker, or the attachment of or execution against any property or assets of Maker.

                  7. Collection. Maker shall pay all costs of collection and reasonable attorneys' fees and other professional fees and expenses paid or incurred by any holder hereof or any other person incurring the same in enforcing the obligations of Maker hereunder.

                  8. Notice. Whenever any notice is required or is desired to be given pursuant to this Note by any holder hereof the same shall be deemed sufficiently effected when delivered in accordance with the Agreement.

                  9. Binding Effect. The provisions of this Note shall be binding upon Maker and his heirs, administrators, executors and successors, and shall inure to the benefit of the holder(s) from time to time of this Note, and such holder's successors and assigns. This promissory note cannot be assigned by Maker.

                  10. Waiver. No previous waiver and no failure or delay by the Payee in acting with respect to the term of this Note shall constitute a waiver of any breach, default, or failure of condition under this Note or the obligations secured thereby. A waiver of any term of this Note or of any of the obligations secured thereby must be made in writing and shall be limited to the express terms of such waiver. Maker hereby waives presentment, demand for payment, and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

                  11. Conflicting Agreements. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

                  12. Governing Law This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without reference to the conflict of law provisions thereof.

IN WITNESS WHEREOF, the Maker has caused this Note to be executed as of the day and year first above written.


                                               ------------------------------
                                               Steven L.M. Nickel

ATTEST:


By:_____________________________





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